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                                                                     EXHIBIT 3.2


                                LETTER AGREEMENT

                                 March __, 2000


Qorus.com, Inc.
11350 Random Hills  Road
Suite 650
Fairfax, Virginia  22030

Gentlemen:

         Qorus.com, Inc., a Florida corporation (the "Company"), has executed and delivered to ____________________("___"), a promissory note (the "Note") of even date herewith in the original principal amount of $___________. In connection with the Note, the Company has agreed to issue to _____ 703,425 shares (the "Shares") of the common stock, par value $.001 per share ("Common Stock"), of the Company for a purchase price of $.01 per share.

         In connection therewith, _____ hereby represents and warrants to the Company and agrees as follows:

         (1) The Note and the Shares are being acquired solely for the account of _____;

         (2) No sale, distribution, transfer or other disposition of the Note or the Shares will be made, unless and until, either (i) the Note and/or the Shares have been duly and effectively registered or qualified for resale under the Securities Act of 1933, as amended (the "Securities Act"), and under any applicable state securities laws; or (ii) an exemption from such registration or qualification is available, in the opinion of counsel satisfactory to the Company, with respect to any such proposed sale or disposition;

         (3) The Company may place and make appropriate notations in its record books against the transfer of the Note and the Shares;

         (4) A restrictive legend may be placed on any certificates representing the Note or the Shares, such restrictive legend to state that the Note and the Shares have not been registered under the Securities Act or any other applicable securities law and may only be transferred in accordance with this letter; and

         (5) The Company may take any other actions which it deems necessary to prevent any violations of the Securities Act or any other securities law by reason of the delivery of the Note or the Shares hereunder or any subsequent transaction with respect to the Note or the Shares.



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         _____ hereby confirms and acknowledges as follows:

         (1) The Note and the Shares will not be registered under the Securities Act or any other securities laws on the basis that the sale of such Note and/or the Shares to _____ is exempt from registration under the Securities Act and such other securities laws;

         (2) The Company's reliance on such exemption is predicated in part upon the representations and warranties of _____ contained herein;

         (3) The Company will not be required to permit or recognize any sale, transfer or other disposition of any of the Note or the Shares at any particular time, or with the passage of time; and

         (4) The Company is under no obligation to register or qualify the Note or the Shares under the Securities Act or any other securities laws other than pursuant to any registration rights agreement that the Company and _____ may enter into.

         _____ represents and warrants that _____ is a ____________ in which all of the equity owners are investors who fall within one or more of the following categories of investors:

         (a) Any bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

         (b) Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

         (c) Any insurance company as defined in Section 2(13) of the Securities Act;

         (d) Any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act;

         (e) Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;



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         (f)      Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

         (g) Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors, as defined in Rule 501(a) of Regulation D under the Securities Act;

         (h) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

         (i) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring securities of the Company, with total assets in excess of $5,000,000;

         (j) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

         (k) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

         (l) Any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring securities of the Company, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act.

         _____ acknowledges that (i) _____ has had the opportunity to verify the accuracy of all information regarding the Company supplied to _____ by examining the records of the Company and by interviewing the officers and directors of the Company and all others whom _____ believes possess material information concerning the Company, (ii) _____ has had access to all financial or other information which has or might have a material effect on the business and condition (financial or otherwise) of the Company or the marketability or value of its outstanding securities, (iii) _____,

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either alone or with _____'s professional advisors, has such knowledge and experience in financial and business matters that _____ and/or such advisors are capable of evaluating the merits and risks of this particular investment and
(iv) _____ is able to bear the economic risk of this investment for an indefinite time and can afford a complete loss thereof.

         _____ AGREES TO DEFEND, INDEMNIFY AND HOLD THE COMPANY HARMLESS FROM ANY LOSS, LIABILITY, CLAIM, DAMAGE OR EXPENSE, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND COSTS OF SUIT, ARISING OUT OF ANY
MISREPRESENTATION OR VIOLATION OR BREACH OF ANY REPRESENTATION OR WARRANTY CONTAINED HEREIN.

         The Company hereby represents and warrants to _____ as follows:

         (1) The Company is a corporation validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own and lease its properties and to carry on its business as presently conducted.

         (2) The Company has full power, authority and legal right to enter into the Note and to issue the Shares. The Note and the issuance of the Shares have been duly authorized by all requisite action of the directors of the Company. Upon execution and delivery by the Company of the Note, it will be a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and general equitable principles.

         (3) Upon issuance of the Shares to _____, and the receipt of the Company of the consideration therefor, the Shares shall be validly issued, fully paid and non-assessable shares of Common Stock

         The Company further agrees as follows:

         (1) The Company intends to execute and deliver promissory notes in the aggregate amount of $1,500,000, including the Note, to investors in addition to _____. The Company shall close all such transactions simultaneously.

         (2) The Company shall pay all legal fees incurred by _____ in connection with the transactions contemplated by this letter.



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         (3)      The Company shall provide to _____ copies of its Quarterly
                  Reports on Form 10-QSB and Annual Reports on Form 10-KSB promptly after the filing of such reports with the Securities and Exchange Commission.

         (4) If at any time or times after the date hereof, the Company shall determine to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or S-8 or the equivalent thereof), whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering thereof by stockholders (a "secondary offering"), or both, the Company will promptly give written notice thereof to _____, and will use its best efforts to effect the registration under the Securities Act of any Shares which _____ may request in writing delivered to the Company within 15 days after the notice given by the Company; provided, however, that in the case of the registration of Common Stock by the Company in connection with an underwritten public offering, the Company shall not be required to register Shares in excess of the amount, if any, of Shares which the principal underwriter of an underwritten offering shall reasonably and in good faith agree can be included without jeopardizing the success of the offering by the Company; and, provided further, that if any Shares are not included for this reason, the Company will permit _____ and all other holders of securities of the Company having a right to include securities in such registration who have requested participation in the offering to participate in the offering proportionately in accordance with the number of Shares (in the case of _____) or shares of Common Stock subject to such registration right (in the case of such other holders) owned or obtainable by them. Without in any way limiting the types of registrations to which this paragraph shall apply, in the event that the Company shall effect a "shelf registration" under Rule 415 under the Securities Act, or any other similar rule or regulation, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit _____ to include its Shares in such registration in accordance with the terms of this paragraph. In connection with any offering under this paragraph involving an underwriting, the Company shall not be required to include any Shares in such underwriting unless _____ accepts the terms of the underwriting as agreed on between the Company, _____ and the underwriter selected by the Company. The Company shall have the right to postpone or withdraw any registration effective pursuant to this paragraph without obligation to _____. The Company shall not be required to keep any such registration statement effective for longer than 90 days. _____ agrees that the Company may grant registration rights to the future investors

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                  referred to in the Note, and that, in connection therewith, agree to modify, amend or supplement the registration rights set forth herein as requested by such investors. The Company agrees to use its best efforts to cause the registration rights of _____ and such new investors to be pari passu to the extent reasonably practicable.

                   [Balance of Page Intentionally Left Blank]


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                                LETTER AGREEMENT
                              DATED MARCH __, 2000

                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, _____ has executed this Letter Agreement as of the day and year first written above.


                                   ---------------------------------



                                   By:
                                      ------------------------------
                                      Name:
                                           -------------------------
                                      Title:
                                            ------------------------


                                   QORUS.COM, INC.,
                                   a Florida corporation


                                   By:
                                      ------------------------------
                                      Name:
                                           -------------------------
                                      Title:
                                            ------------------------